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                                                                  EXHIBIT 3.25

CAS-S10 (rev 1-83)

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     MICHIGAN DEPARTMENT OF COMMERCE -- CORPORATION AND SECURITIES BUREAU
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(FOR BUREAU USE ONLY)                                           Date Received
                                                                 MAY 10 1985
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                      RESTATED ARTICLES OF INCORPORATION
                    For use by Domestic Profit Corporations
        (Please read instructions on last page before completing form)

      Pursuant to the provisions of Act 284, Public Acts of 1972, as amended, the undersigned corporation executes the following Articles:

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1. The present name of the corporation is: Defiance Testing & Engineering
   Services, Inc.

2. The corporation identification number (CID) assigned by the Bureau is:

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                                                                2 0 7 - 3 8 6
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3. All former names of the corporation are:


4. The date of filing the original Articles of Incorporation was: April 17, 1979
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      The following Restated Articles of Incorporation supersede the Articles of Incorporation as amended and shall be the Articles of Incorporation for the corporation:

ARTICLE I

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The name of the corporation is:

      Defiance Testing & Engineering Services, Inc.
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ARTICLE II

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The purpose or purposes for which the corporation is organized are: to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.
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ARTICLE III

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The total authorized capital stock is:

   Common shares ___________________________ Par Value Per Share $____________
1.
   Preferred shares_________________________ Par Value Per Share $____________

and/or shares without par value as follows:

   Common shares         1,100,000        Stated Value Per Share $   0.00125
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2.
   Preferred shares______________________ Stated Value Per Share $__________

3. A statement of all or any of the relative rights, preferences and limitations of the shares of each class is as follows:

   The holders of common stock shall be entitled to one (1) vote per share

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ARTICLE IV

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1. The address of the current registered office is:

   26091 Sherwood, Suite E            Warren, Michigan              48091
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   (Street Address)                       (City)                   (ZIP Code)

2. The mailing address of the current registered office if different than above:

                                            , Michigan
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   (P.O. Box)                             (City)                   (ZIP Code)

3. The name of the current resident agent is: Dennis A. Sikowski

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ARTICLE V (Optional. Delete if not applicable.)

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When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof, or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.
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ARTICLE VI (Optional. Delete if not applicable.)

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Any action required or permitted by the act to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote thereon were present and voted.

      Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to shareholders who have not consented in writing.
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ARTICLE VII (Additional provisions, if any, may be inserted here; attach additional pages if needed.)

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See Rider attached hereto and made a part of these Restated Articles of
Incorporation.
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5. These Restated Articles of Incorporation were duly adopted on the 10th day of May, 1985, in accordance with the provisions of Section 642 of the Act.
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   These Restated Articles of Incorporation (Complete and execute either a or b below, but not both.)

a. [ ] were duly adopted by the unanimous consent of the incorporators before the first meeting of the Board of Directors.

        Signed this _______ day of ____________________________________, 19____

        ____________________________________  _________________________________

        ____________________________________  _________________________________
        (Signatures of all incorporators; type or print name under each signature)

b. (Check one of the following)

   [ ] were duly adopted by the Board of Directors without a vote of the shareholders. These Restated Articles of Incorporation only restate and integrate and do not further amend the provisions of the Articles of Incorporation as heretofore amended and there is no material discrepancy between those provisions and the provisions of these Restated Articles.

   [ ] were duly adopted by the shareholders. The necessary number of shares as required by statute were voted in favor of these Restated Articles.

   [ ] were duly adopted by the written consent of the shareholders having not less than the minimum number of votes required by statute in accordance with Section 407(1) and (2) of the Act. Written notice to shareholders who have not consented in writing has been given. (Note:
        Written consent by less than all of the shareholders is permitted only if such provision appears in the Articles of Incorporation.)

   [xx] were duly adopted by the written consent of all the shareholders entitled to vote in accordance with Section 407(3) of the Act.

                                       Signed this 10th day of May, 1985

                                       By DENNIS A. SIKOWSKI
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                                                  (Signature)
                                          Dennis A. Sikowski, President

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                                          (Type or Print Name and Title)



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                    RIDER ATTACHED TO AND MADE A PART OF THE
                       RESTATED ARTICLES OF INCORPORATION
                                       OF
                  DEFIANCE TESTING & ENGINEERING SERVICES, INC.

ARTICLE VII:

The affirmative vote or written consent of not less than seventy-six and one-half (76.5%) percent of the outstanding voting shares of common stock in the Corporation shall be required to:

     (a) amend or modify these Articles of Incorporation and/or the By-Laws of the Corporation;

     (b) authorize and/or issue any additional shares of capital stock of the Corporation, or authorize and/or issue any options, warrants or other rights to acquire any capital stock of the corporation, or sell, exchange or transfer any treasury stock, except that the Corporation may issue additional shares to an individual or entity who is not a shareholder on the date of adoption of these Restated Articles of Incorporation only if Dennis A. Sikowski is then acting as President of the Corporation and is a shareholder in the Corporation; provided, however, in the extent any additional shares of capital stock are issued, the seventy-six and one-half (76.5%) percent voting requirement shall be increased to that percentage which is one and one-half (1.5) percentage points greater than the percentage interest of the capital stock of the Corporation owned by the group consisting of Salvatore S. Leanza, Stephen C. Hess, Robert L. Erdos, Robert A. Walz and Michael B. Madden and/or their respective heirs, successors and assigns immediately after the issuance of said additional shares of capital stock in the Corporation; and these Restated Articles of Incorporation shall be restated the reflect the identical terms and restrictions but substituting the new percentage voting requirement in place of the seventy-six and one-half (76.5%) percent each place it appears herein;

     (c) sell, purchase, issue, redeem or otherwise dispose of or acquire any of the capital stock of the Corporation, or any options, warrants or rights with respect thereto, except in accordance with the terms and conditions of any Buy-Sell Agreement between the Corporation and its shareholders dated as of the date of these restated Articles of Incorporation or thereafter;

     (d) negotiate, enter into and/or execute any contract, document or instrument, involving any sale, lease or licensing of any asset, with or involving an individual or entity related, directly or indirectly, to the Corporation or any of its shareholders;



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     (e)  cause the Corporation to become a party to, or an obligor under, any agreement or arrangement for the sale, purchase, redemption or other acquisition or disposition of the capital stock of the Corporation, except as allowed pursuant to clause (b) above;

     (f) cause the Corporation to become a party to any merger, consolidation and/or other reorganization;

     (g) cause the Corporation to dissolve and liquidate and/or cause the Corporation to cease conducting its business or any of its businesses; or

     (h) cause the Corporation to file any proceedings for voluntary bankruptcy, or cause the corporation to assign any of its assets for the benefit of creditors, or cause the Corporation to engage in any similar activity or proceeding.

For purposes of clause (d) above, a related individual or entity shall include
(1) an individual related by blood or marriage to any shareholder of the Corporation or such shareholder's spouse, children or parents, and (2) any business or entity if any individual described in (1) owns a ten (10%) percent or greater interest in said business or entity.


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CAS-510 (Rev. 1-83)

DOCUMENT WILL BE RETURNED TO NAME AND MAILING ADDRESS
INDICATED IN THE BOX BELOW. Include name, street and number
(or P.O. Box) city, state and ZIP code.

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Sharon A. Gibbons
Seyburn, Smith, Bess, Howard, Kahn & Harnisch, PC    Telephone:
3000 Town Center, Suite 2050                           Area Code   313
Southfield, Michigan 48075                                      ----------
                                                       Number    353-7620
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                          INFORMATION AND INSTRUCTIONS

1. Submit one original copy of this document. Upon filing, a microfilm copy will be prepared for the records of the Corporation and Securities Bureau. The original copy will be returned to the address appearing in the box above as evidence of filing.

     Since this document must be microfilmed, it is important that the filing be legible. Documents with poor black and white contrast, or otherwise illegible, will be rejected.

2. This document is to be used pursuant to sections 641 through 643 of the Act for the purpose of restating the articles of incorporation of a domestic profit corporation. Restated articles of incorporation are an integration into a single instrument of the current provisions of the corporation's articles of incorporation, along with any desired amendments to those articles.

3. Restated articles of incorporation which do not amend the articles of incorporation may be adopted by the board of directors without a vote of the shareholders. Restated articles of incorporation which amend the articles of incorporation require adoption by the shareholders. Restated articles of incorporation submitted before the first meeting of the board of directors require adoption by all of the incorporators.

4. Item 2 -- Enter the identification number previously assigned by the Bureau. If this number is unknown, leave it blank.

5. The duration of the corporation should be stated in the restated articles of incorporation only if it is not perpetual.

6. This document is effective on the date approved and filed by the Bureau. A later effective date, no more than 90 days after the date of delivery, may be stated.

7. If the restated articles are adopted before the first meeting of the board of directors, this document must be signed in ink by all of the incorporators. If the restated articles merely restate and integrate the articles, but do not amend, this document must be signed in ink by an authorized officer or agent of the corporation. If the restated articles amend the articles of incorporation, this document must be signed in ink by the president, vice-president, chairperson, or vice-chairperson.

8.   FEES: Filing fee (Make remittance payable to State of Michigan)......$10.00

     Franchise fee (payable only if authorized capital stock has increased) -- 1/2 mill (.0005) on each dollar of increase over highest previous authorized capital stock.

9.   Mail form and fee to:
         Michigan Department of Commerce
         Corporation and Securities Bureau
         Corporation Division
         P.O. Box 30054
         Lansing, MI 48909
         Telephone: (517) 373-0493


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